UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2009
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 8.01. Other Events.
     This Item 8.01 includes information contained in a press release issued by the Registrants on February 2, 2009 announcing the Registrants’ financial results for the quarter and year ended December 31, 2008. The following information shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended:
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA, February 2, 2009 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.53 per share for the quarter ended December 31, 2008 compared to $0.39 per share for the quarter ended December 31, 2007, and $1.62 per common share for the full year 2008 compared with $1.80 per share for 2007.
Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2008 was $0.80 per share, compared to $0.79 per share for the fourth quarter of 2007. For the year ended December 31, 2008, FFO per share was $3.20, compared to $3.18 per share for 2007. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
Fourth quarter FFO was impacted by the following items:
•	Termination fees of $0.7 million, or approximately $.01 per share

•	Impairment charges of $3.1 million or approximately ($.03) per share

•	Discount in conjunction with the repurchase of Liberty senior notes: $2.5 million or approximately $.02 per share

•	Approximately $.02 in forfeited buyer deposits related to the cancelled sale of land
Portfolio Performance
Leasing: At December 31, 2008, Liberty’s in-service portfolio of 76.9 million square feet was 91.3% occupied, compared to 92.0% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 5.8 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 0.7% on a cash basis and increased by 0.2% on a straight line basis for the fourth quarter of 2008 compared to the same quarter in 2007 and decreased by 0.2% on a cash basis and 0.6% on a straight line basis for the full year 2008 compared to 2007.

Real Estate Investments
Development: During the fourth quarter, Liberty brought into service four development properties totaling 1.1 million square feet for a total investment of $84.9 million. At quarter-end the properties were 16.1% leased. The current yield on the investments is 3.0%, and the projected stabilized yield is 8.0%.
Also during the fourth quarter, Liberty began development of a 72,000 square foot, build-to-suit expansion of an existing office property in Minnesota for a projected investment of $13.2 million; and a joint venture in which Liberty holds a 50% interest began construction of a 500,000 square foot distribution center in Orlando, Florida. This property is 100% pre-leased, with a projected investment of $24.2 million.
As of December 31, 2008, Liberty had 4.5 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $560.0 million, with an expected yield of 7.9%. The properties were 55.5% leased at year-end.
Acquisitions: Liberty acquired no properties during the fourth quarter.
Dispositions: During the fourth quarter, Liberty sold five properties containing 306,000 square feet, and 14 acres of land for $40.8 million.
Capital Activities and Balance Sheet Management
Common Share Sales: On October 8, Liberty closed on the sale of 4.75 million common shares. Net proceeds from the offering were $149.5 million. In December, Liberty commenced the sale of common shares pursuant to a continuous equity offering program. Through December 31, 2008, the company sold 495,000 shares as part of this program. Net proceeds from the offering were $10.8 million. Proceeds from these offerings were used to repay borrowings under Liberty’s unsecured credit facility and for general corporate purposes.
Senior Note Repurchases: During the fourth quarter of 2008, Liberty purchased $23.4 million of its August 2010 Senior Notes. These notes were purchased at a $2.5 million (approximately $.02 per share) discount. This discount is included in FFO as a debt extinguishment gain as noted above.
Dividend Adjustment: The quarterly dividend was decreased from $0.625 for the October 2008 dividend to $0.475 for the January 2009 dividend.
Subsequent Events
To date in 2009, Liberty has sold six properties totaling 301,000 square feet, for $34.8 million and has raised $22 million from its continuous equity offering program.

About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 3, 2009, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 82309390. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

     Liberty Property Trust’s Statement of Operations, Statement of Funds From Operations and Balance Sheet as of and for the quarter and year ended December 31, 2008, each as contained in the above-referenced press release, are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.
     The exhibits contained in this Current Report on Form 8-K shall be considered “filed” with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference in any registration statement filed by the Registrants under the Securities Act of 1933, as amended.

Exhibit Number	Exhibit Title

99.1	Statement of Operations of Liberty Property Trust for the quarter and year ended December 31, 2008.

99.2	Statement of Funds from Operations of Liberty Property Trust for the quarter and year ended December 31, 2008.

99.3	Balance Sheet of Liberty Property Trust as of December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr. Name: George J. Alburger, Jr.
Title: Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ George J. Alburger, Jr. Name: George J. Alburger, Jr.
Title: Chief Financial Officer
Dated: February 3, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Statement of Operations of Liberty Property Trust for the quarter and year ended December 31, 2008.

99.2	Statement of Funds from Operations of Liberty Property Trust for the quarter and year ended December 31, 2008.

99.3	Balance Sheet of Liberty Property Trust as of December 31, 2008.